ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made this 30th day of September, 2013, by and between **ART'S-WAY MANUFACTURING CO., INC.**, a Delaware corporation, ("Buyer"), and **OHIO METAL WORKING PRODUCTS COMPANY,** an Ohio corporation ("Seller").

RECITALS

WHEREAS, Seller is in the business of the manufacture and sale of metal working tools and tooling, including without limitation tooling for lathes ("Seller's Business"); and,

WHEREAS, Buyer desires to purchase and Seller desires to sell all of the assets of Seller, excepting only cash, bank accounts, accounts receivable and pre-paid items.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged,

IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchased Assets. Subject to the terms and conditions herein set forth, the Buyer shall purchase at the Closing (as hereinafter defined), and the Seller shall sell and transfer to the Buyer at Closing, all assets and properties owned by Seller excepting only cash, bank accounts, accounts receivable, and pre-paid items ("Purchased Assets").

The Purchased Assets to be conveyed include, without limitation, the following:

(a) All manufacturing machinery and equipment, furniture, furnishings, office machinery and equipment (including all computers, computer programs, and computer equipment), vehicles, leasehold improvements, tooling, fixtures, accessories, and tools owned by Seller or used in connection with Seller's Business, including, without limitation, all assets shown or reflected as vehicles, furniture and fixtures, and

machinery, referred to on the balance sheet of Seller as of May 31, 2013, previously furnished to Buyer (hereinafter referred to as "Equipment"); and,

(b) Intangible property owned by Seller or used in the operation of Seller's Business including, without limitation:

(i) All designs, drawings, blue prints, computer data, computer software, engineering data or studies, manufacturing data, prototypes, stampings, projects, in-process formulas, processes, technical information and know-how related to or useful in the Seller's Business;

(ii) All patents, patent applications, and unpatented inventions applicable to any product manufactured or sold by Seller including, without limitation, all such patents listed on Schedule 4.15;

(iii) The name "Ohio Metal Working Products Company" and the trade name "American Carbide Tool Company" together with all logos, trade names, trademarks, service marks, copyrights, including applications for and reservations for any of the foregoing pertaining to any products manufactured or sold by Seller including without limitation all such items listed on Schedule 4.15;

(iv) All customer lists, customer back-logs, pending orders, pending purchase contracts, customer files, vendors' lists, purchase records, sales records, or computer software and data relating to Seller's Business;

(v) All distribution or other contracts pertaining to the marketing of any product together with all dealership, dealer, or distributor agreements or contracts with the Seller for the manufacture of, furnishing, marketing, or distribution of any product including without limitation all such items listed on Schedule 4.5;

(vi) All websites, telephone numbers, fax numbers, computer addresses, or registrations used or usable in connection with Seller's Business.

(vii) All licenses or permits applicable to the operation of Seller's Business including all such licenses or permits listed on Schedule 4.16.

(viii) All good will associated with Seller's Business.

(The foregoing paragraph (b) including sub-paragraphs (i) through (viii) being hereinafter referred to as "Intangibles".)

(c) All inventories of finished goods, spare parts, work in process, supplies, raw materials, and other inventory-type items (hereinafter referred to as "Inventories").

(d) All land, improvements to land, buildings, facilities, fixtures, building improvements, and installations of any and all kinds owned by Seller including, without limitation, those reflected on the May 31, 2013, balance sheet of Seller (hereinafter referred to as "Real Property"), a description of said real property being as set forth in the attached Schedule 1.1(d)

(e) All other property of whatever kind and nature owned by Seller and used or useful in the operation of Seller's Business, excepting only cash, bank accounts, accounts receivable, and prepaid items (hereinafter referred to as "Miscellaneous Assets").

(The foregoing Equipment, Intangibles, Inventories, Real Property, and Miscellaneous Assets being hereinafter sometimes referred to as the "Purchased Assets").

1.2 Excluded Assets. The Purchased Assets shall not include, and the Seller shall retain, the following assets:

(a) Cash and cash equivalents;

(b) All trade and other accounts receivable;

(c) The Seller's rights under this Agreement;

(d) The Seller's minute books, stock record books and corporate franchise and tax returns.

(e) Assets described on Schedule 1.2(e) attached hereto.

1.3 Closing. The Closing ("Closing" or "Closing Date") of the purchase and sale of the Purchased Assets shall take place at 10:00 a.m., on the 30th day of September, 2013, at the offices of The Taggart Law Firm, 140 West Liberty Street, Wooster, Ohio 44691 or at such other time, date, and place as may be mutually agreed to by the parties.

ARTICLE II

CONSIDERATION FOR TRANSFER

2.1 Purchase Price. The total combined Purchase Price ("Purchase Price") for the Purchased Assets shall be the sum of Three Million One Hundred Fifty Thousand ($3,150,000.00) provided said Purchase Price shall be adjusted at Closing by the sum of the following amounts:

(a) By reducing it by the amount of all customer deposits with respect to merchandise not actually delivered to customers prior to the date of Closing.

(b) By reducing it by the amount by which the value of Inventories transferred at Closing shall be less than One Million Three Hundred Sixty-eight Thousand Eight Hundred Forty-one Dollars ($1,368,841.00), which value is to be determined by an actual physical count inventory conducted as near as possible to the Closing Date but prior thereto using the valuation methods used by Seller in its books and records. However, if after such physical count inventory the value of the Inventories is greater than One Million Three Hundred Sixty-eight Thousand Eight Hundred Forty-one Dollars ($1,368,841.00) and Seller shall demonstrate that the increase arose from the operation of the business in its ordinary course, including but not limited to increases to cover large orders from customer(s), the Purchase Price shall be increased by the amount of such excess. To facilitate the taking of the physical count of the Inventories which are consigned at three (3) different locations, such Inventories shall be counted as soon as possible and such count shall be updated, if necessary, prior to the Closing. In determining inventory counts under this pargraph, inventory that is broken shall not be counted..

2.2 Payment of the Purchase Price. The Purchase Price shall be paid at Closing in the sum of Three Million One Hundred Fifty Thousand Dollars ($3,150,000.00) adjusted as provided in the foregoing provisions of this Agreement, said payment to be paid by wire transfer or other immediately available funds to such account as may be designated by Seller.

2.3 Purchase Price Allocation. The parties agree that the Purchase Price provided for herein shall be allocated among the assets transferred as set forth in Schedule 2.3. The parties agree to report for all federal, state, and local tax purposes (including IRS Form 8594), the Purchase Price as so allocated and will not take any inconsistent or contrary position therewith for any other purpose.

2.4 Prorations. Utility services such as gas, electricity, water, and sewer shall be transferred to the Buyer as soon as possible after the Closing. Therefore, utility bills covering a period up to the Closing Date and thereafter, shall be prorated between the parties on a daily basis when such bill is received by the parties outside of the Closing, and Buyer shall not be responsible for any such utility services attributable to any period up to the Closing Date. Seller shall take such actions as may be necessary to prevent such utility providers from disrupting or refusing service to Buyer for periods on and after Closing on account of any previous defaults or failures to pay by Seller.

ARTICLE III

LIABILITIES

3.1 Non-Assumption of Liabilities. Except as otherwise provided herein, the Buyer shall not assume, pay, perform, discharge, or accept any liabilities, debts or obligations of the Seller of any kind whatsoever, whether actual, contingent, accrued, known or unknown (including any liability for personal injury or property damage with respect to products sold by the Seller or any predecessor of the Seller), taxes, employee compensation, pension, profit-sharing, vacation, health insurance, disability insurance or other employee benefit plans and programs, worker's compensation, breach or negligent performance of any contract, or breach of warranty relating thereto, liabilities resulting from breach of contract, torts, illegal activity, unlawful employment or business practice or any other liability or obligation whatsoever. All such non-assumed liabilities, debts, and obligations shall remain the responsibility of the Seller and shall be paid and discharged by Seller as the same shall become due or such earlier time as may be provided for herein. Seller shall discharge or payoff all leases, including the buy-out amount necessary to vest title in Buyer free and discharged of such leases.

3.2 Pension Obligations. The Buyer does not intend to assume, honor, or accept any retirement or employee pension benefit plan of the Seller The Seller shall be solely responsible for satisfying all obligations, whether arising under federal, state or local law, or pursuant to contract, (including unfunded pension obligations with respect to The National Pension Trust Plan of the Boilermakers, Iron Shipbuilders,Blacksmiths, Forgers and Helpers Union), which may arise or which may have arisen in connection with the employment of the Seller's employees prior to closing, the creation, funding,or operation of any employee benefit plan, or which may arise in connection with the transactions described in this Agreement

3.3 Seller's Accounts Receivable. Notwithstanding any other provision of this Agreement, Buyer agrees that following Closing, Buyer shall reasonably cooperate with Seller in the collection of outstanding accounts receivable owed to Seller provided Buyer shall not be obligated to take any type of collection action with respect to such accounts receivable. In the event any of Seller's accounts receivable are paid to Buyer, Buyer shall immediately remit the proceeds of same to Seller.

3.4 Product Warranty. Subject to the limitation set forth in 10.4(i) Seller shall remain liable with regard to warranty obligations on all products sold by Seller prior to the Closing of this transaction, said liability to be in accordance with the respective warranties made on such products. Buyer shall notify Seller of any such claims made and of the nature of the claim. Buyer agrees to process all warranty claims that may be made with respect to products sold by Seller prior to Closing and subject to the prior approval of Seller, not to be unreasonably withheld or delayed, take such action with respect to such claims as is appropriate to satisfy same. Seller shall, on demand, make

payment to Buyer of all costs incurred by Buyer with respect to the satisfaction of such claims.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

In order to induce the Buyer to enter into this Agreement, the Seller does hereby make the representations and warranties set forth in this Article IV, to the Buyer, each of which shall be deemed to be independently material and relied upon by the Buyer, regardless of any investigation made by, or information known to, the Buyer.

4.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has been duly authorized to do business in each state in which it is presently doing business.

4.2 Authority. Seller has taken all necessary corporate action to approve this Agreement and the transactions contemplated by this Agreement. Seller has full corporate authority to enter into this Agreement. This Agreement has been duly executed and delivered by Seller as a legal, valid, and binding obligation of Seller enforceable in accordance with its terms.

4.3 No Defaults or Consents. Neither the execution and delivery of this Agreement or any document executed and delivered at the Closing of the transaction called for by this Agreement will:

(a) Conflict with, result in a breach of the terms of, or constitute a default under the Certificate of Incorporation or By-laws of Seller or any judicial, administrative, or arbitration order, judgment, award or decree (Court Order) to which Seller is a party or with respect to which any of the Purchased Assets are subject, or by which the Seller is bound; or,

(b) Require the approval, consent, authorization, or act of, or the making by the Seller of any declaration, filing, or registration with, any individual corporation, partnership, joint venture, limited liability company, governmental body, or any other legal entity; or,

(c) Violate any legal requirements applicable to Seller; or,

(d) Violate, conflict with, or result in the breach of or constitute default under (whether with or without notice or the lapse of time or both) or accelerate or prevent the acceleration of performance required by, or given any other party the right to terminate any contract or permit applicable to Seller; or,

(e) Result in the creation of any lien, charge, or encumbrance on any of the Purchased Assets.

4.4 Title to Purchased Assets. The Seller owns, and shall at Closing assign, transfer, and convey to Buyer, free and clear from all liens, liabilities, mortgages, pledges, adverse claims, encumbrances, or other restrictions or limitations whatsoever: (i) legal and beneficial ownership of all of the Purchased Assets (other than real property) and (ii) good and marketable fee simple title to the real property in accordance with this Agreement, Ohio law, and the standards of the Ohio State Bar, excepting only restrictions, conditions, reservations, leases, agreements or easements of record, zoning ordinances and taxes and assessments which are a lien but not yet due and payable, and subject to a certain expired Non-Surface Development Oil and Gas Lease with Great Lakes Energy Partners, L.L.C. (now Enervest) dated July 24, 2007, for which Seller is responsible to obtain a cancellation to be filed of record prior to closing.

4.5 Status of Contracts. Seller is a party to no contracts respecting Seller's Business excepting only those contracts listed on the attached Schedule 4.5, which is by reference incorporated herein, and as to such contracts, Seller at Closing shall assign all of Seller's rights under said contracts to Buyer to the extent assignable; that to Seller's knowledge no default presently exists or will upon the date of Closing exist with respect to Seller's obligations under said contracts; and if assignable upon assignment of such contracts by Seller to Buyer (or Buyer's designee), the same shall be fully enforceable by Buyer or Buyer's designee, as the case may be, in accordance with their terms. The foregoing notwithstanding some of Seller's employees are represented by Local Lodge #1702 of the International Brotherhood of Boilermakers, Iron Shipbuilders, Blacksmiths, Forgers, and Helpers (AFL-CIO) (hereinafter referred to as "Union") and there is presently in effect a contract between Seller and Union dated July 1, 2012, and extended through June 30, 2014. Buyer does not intend to assume, honor or accept said Union Contract, and nothing herein contained shall subject Buyer to any liability or obligation upon such existing Union Contract..

4.6 Litigation. Except as set forth in Schedule 4.6, there are no lawsuits, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller regarding the Purchased Assets, Seller's Business or the legality or propriety of the transactions contemplated by this Agreement and Seller has not asserted any claim against any insurer in connection with the Seller's Business, except for a nonpending claim against Travelers Insurance Company, previously disclosed to Buyer.

4.7 Indemnification. Seller will indemnify, hold harmless to the maximum extent permitted by law and, at Buyer's option, defend Buyer from any claim by any broker, finder or intermediary for any fee or commission relating to the transactions contemplated by this Agreement which may arise from any agreement or alleged agreement between Seller and such broker, finder or intermediary. Seller further warrants that no broker has been engaged by Seller with respect to this transaction

except for Fuller and Associates, Inc., and Seller shall be solely responsible for all costs or fees charged by such Broker with respect to the transaction called for in this Agreement.

4.8 Absence of Certain Changes. Since January 1, 2013, the Seller's Business has been conducted in the ordinary course of business consistent with past practice and there has not been:

(a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Seller's Business, except for the information Seller received from Industrial Tooling & Supply, Inc., previously disclosed to Buyer;

(b) except as stated above, any amendment of any material agreement with any supplier, vendor, or customer in connection with the Seller's Business;

(c) to the knowledge of Seller, any creation or assumption by Seller of any lien or other encumbrance on any Purchased Asset;

(d) any making of any loan, advance or capital contributions to any Person in connection with the Seller's Business other than loans or advances made in the ordinary course of business consistent with past practices;

(e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Purchased Assets which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Seller's Business; or

(f) any transaction or commitment made, or any contract or agreement entered into, by Seller relating to the Purchased Assets (including the acquisition or disposition of assets) or any relinquishment by Seller of any contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practice and as contemplated by this Agreement.

4.9 Compliance with Laws. To its knowledge, Seller is and has been in compliance in all respects with any and all legal requirements applicable to the Seller's Business, other than failures to so comply that will have no adverse effect on the Seller's Business or the Purchased Assets. Seller has not received nor entered into any citations, complaints, consent orders, compliance schedules, or similar enforcement orders or received any written notice from any governmental authority or any other written notice that would indicate that there is not currently compliance with all such legal requirements, except where failure to so comply would not have an adverse affect on the Seller's Business or the Purchased Assets.

4.10 Condition of Purchased Assets. All machinery, equipment, fixtures, tooling, inventory, and motor vehicles and real estate included as part of the Purchased Assets shall be in operating condition at closing but are otherwise being sold in "as is" condition without warranty as to its condition, use, or repair. To the best of Seller's knowledge the Purchased Assets conform to all applicable ordinances, regulations, codes or laws, federal, state or local, affecting same.

4.11 Environmental Matters.

(a) With respect to the Seller's Business and the Purchased Assets, Seller to its knowledge has complied in all material respects with the provisions of all federal, state, and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

(b) Seller has received no notice of and neither knows or suspects any facts which might constitute violation of any federal, state or local environmental, health or safety laws, codes or ordinances and any rules and regulations promulgated thereunder which relate to Seller's Business or the use, ownership and occupancy of any real property used by Seller in the operation of such business.

(c) To the best of Seller's knowledge, except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge of any toxic or hazardous substance or waste in the operation of the Seller's Business into or upon (i) the air, (ii) soils or any improvements located on the Real Property or otherwise, (iii) surface or ground water, or (iv) the sewer septic system or waste treatment, storage or disposal system servicing any real property used in the Seller's Business or that are a part of the Purchased Assets.

(d) There is no underground storage tanks of any kind located upon any of the real property that are a part of the Purchased Assets nor does Seller have any knowledge that any such underground storage tanks have ever been located upon such property. Buyer acknowledges that there is an underground sludge tank which has been disclosed to Buyer by Seller.

4.12 Financial Information. All financial information heretofore furnished by Seller to Buyer, including without limitation, the copies of 2010, 2011, and 2012 Federal Income Tax Returns for Seller, Balance Sheet as of May 31, 2013, Income and Expense Schedule for the period January 1, 2013 through May 31, 2013, Sheet with Balance Sheet data for 2008 through 2012, and Income/Expense Schedule for the years 2008 through 2012 and income and balance sheet information for year to date ending July 31, 2013 fairly presents the financial condition of Seller in all material respects and fairly presents in all material respects the properties and operation of Seller's Business for the periods indicated and as of the dates thereof.

4.13 Employment Benefit Matters:

(a) Buyer shall have no obligation or liability of any kind or nature arising out of any pension plan, profit sharing plan, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, severance pay policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, or other employee benefit plans or arrangements of any kind or nature maintained or sponsored by Seller.

(b) Seller and Buyer have computed the earned but unpaid vacation pay due Seller's employees, said computation being set forth in Schedule 4.13(b). Buyer agrees to pay the unpaid portion of such vacation pay in the normal course of business as the employees take such vacation. In the event an employee's employment is terminated prior to June 30, 2014 and said employee has unused vacation pay with the result that Buyer has to make payment of same to such employee, Seller shall pay to Buyer a prorated portion thereof applicable to the portion of the year (July 1, 2013 to June 30, 2014) which has not then expired.

(c) Buyer intends assume the existing health plan of the Seller. For purposes of doing the proration for the health plan currently applicable to all employees, any claims received for processing by the Third Party Administrator ("TPA") of the health plan for services rendered prior to the Closing, shall be paid by Seller and such claims received for processing by the TPA with respect to services rendered on and after closing shall be paid by Buyer. .

4.14 Location of Assets. That all assets and properties that constitute a part of the Purchased Assets are located at Seller's facility at 3620 Progress Street Northeast, Canton, Ohio 44705-4438, except for certain inventory on consignment at three (3) different locations, as disclosed to Buyer.

4.15 Patents and Copyrights. No patents, patent applications, copyrights, trademarks, logos, trade names, or service marks are applicable to any product manufactured or sold by Seller except as shown on Schedule 4.15.

4.16 Licenses and Permits. No licenses or permits are required for the operation of Seller's Business or use or ownership of any of the Purchased Assets except as shown on Schedule 4.16.

4.17 Product Liability Insurance. That all insurance coverage for injury or damage due to product defects presently in effect have been continuously in effect for five years prior to closing, and that the insurance coverage provided therein is, on an "occurrence" basis and not a "claims made" basis.

ARTICLE V

REPRESENTATIONS OF THE BUYER

In order to induce the Seller to enter into this Agreement, the Buyer makes the following representations and warranties to the Seller, each of which shall be deemed to be independently material and relied upon by the Seller, regardless of any investigation made by, or information known to, the Seller.

5.1 Organization. The Buyer is a corporation duly organized under the laws of the State of Delaware. Buyer or Buyer's assignee is or shall be qualified to do business in Ohio.

5.2 Authorization. The Buyer has all necessary power and authority to enter into and perform the transactions contemplated herein in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Buyer of its obligations contained herein, have been duly approved by the Buyer's directors.

5.3 Brokerage. The Buyer has not incurred, nor made commitment for, any brokerage, finders, or similar fee in connection with the transactions contemplated by this Agreement.

5.4 Litigation. There is no litigation, proceeding, or governmental investigation pending, or to the Buyer's knowledge, threatened against or relating to the transactions contemplated herein.

ARTICLE VI

COVENANTS OF THE SELLER

The Seller covenants and agrees with the Buyer as follows:

6.1 Access. From the date hereof and until the Closing Date, the Buyer and its authorized officers, agents and representatives after at least twenty-four (24) hours' prior notice to Seller, shall have reasonable access during normal business hours to all properties, books, records, contracts, tax returns and documents of the Seller; provided, however, the access requested shall not be unreasonable. If the transactions provided for in this Agreement are not consummated, the Buyer and its respective officers, agents and representatives will hold in confidence all information obtained from the Seller, any of its officers, agents or representatives, excepting however, any such information which (i) was or is in the public domain, (ii) was in fact known to the Buyer prior to disclosure to the Buyer by the Seller, or (iii) is disclosed to the Buyer by a third party other than any employee or former employee of the Seller subsequent to disclosure by the Seller.

6.2 Conduct Pending Closing. From the date hereof and until the Closing Date, without the express prior written consent of the Buyer not to be unreasonably withheld or delayed, the Seller shall not sell or dispose of any asset which is or would otherwise become a Purchased Asset, except sales of inventory in the ordinary and usual course of business.

6.3 Insurance and Maintenance of Property. From the date hereof and until the Closing Date, the Seller shall cause all property owned or leased by it to be insured against all ordinary insurable risks, and shall preserve its property to the best of its ability, subject to ordinary wear and tear.

6.4 Compliance with Laws. From the date hereof and until the Closing Date, the Seller shall comply with all applicable laws, statutes, ordinances, rules, regulations, guidelines, orders, arbitration awards, judgments and decrees applicable to, or binding upon, the Seller or its business or properties.

6.5 Fulfill Conditions. The Seller shall use its best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article VIII hereof.

6.6 Employees. Buyer acknowledges that it is not obligated to retain the employees of Seller. If not retained, Seller acknowledges that it is its responsibility to terminate the employment of such employees and for any obligations related thereto. The Seller authorizes the Buyer to retain as its employees on or after the Closing Date, such employees of the Seller employed on the date of execution of this Agreement as the Buyer may determine. Buyer agrees to notify the Seller prior to the Closing which employees it intends to retain.

6.7 Documents of Transfer. On the Closing Date, the Seller shall execute and deliver to the Buyer such Bills of Sale, General Warranty Deeds, Assignments, Certificates, Titles, or other documents as may be reasonably required to vest in Buyer full and complete title to the Purchased Assets free and clear of all liens or encumbrances and in form reasonably acceptable to Buyer, save and except that the Real Estate shall be subject to those items referred to in Section 4.4 above.

6.8 Taxes. Seller shall pay at or prior to Closing all ad valorem taxes and assessments levied by any taxing authority with respect to any of the Purchased Assets that are attributable to any period prior to Closing regardless of whether such taxes are required to be paid prior to Closing. Ad valorem taxes levied upon any of the Purchased Assets for the year 2013 which are not yet due and payable and shall be pro-rated based upon the date of Closing.. At Closing, Seller shall be responsible for and pay any transfer taxes imposed by the State of Ohio or any governmental authority upon the transfer of real property called for herein except that Buyer shall be responsible for and pay the charge imposed by the local county on the transfer of real property provided such charge shall not exceed the sum of $4.00 per 1,000.00 of valuation of the real property.

In addition, Buyer shall pay for all costs related to its obtaining of title insurance, escrow fees of the title company or closing agent, if any, the fees for any appraisals ordered by Buyer, or fees related to environmental assessments or other tests or investigations done in connection with Buyer's due diligence for this transaction.

6.9 Covenant Not To Compete. Prior to Closing, Seller shall deliver to Buyer non-competition and confidentiality agreements executed by the Seller and each person listed on the attached Schedule 6.9(a), said agreements to be in a form identical to Exhibits 6.9(b).

6.10 Confidentiality. From and after the Closing, Seller shall, and shall cause its directors, officers, employees, agents, and representatives, to hold in strict confidence and, except as is required by applicable law, not disclose to others for use for any reason whatsoever without the prior written consent of Buyer any information or data with respect to the operation of Seller's Business prior to Closing.

6.11 Specific Performance Injunctive Relief. Each of the parties hereto acknowledge and understand that any breach or threatened breach of the foregoing Sections 6.9 and 6.10, will cause irreparable damage to the non-breaching party and its respective affiliates and that money damages would not provide an adequate remedy for such breach or threatened breach. Accordingly, in the event of any breach or threatened breach, the non-breaching party or its affiliates shall have the right to seek specific enforcement of the foregoing sections 6.9 and 6.10, to seek injunctive relief and to seek any other equitable or legal remedies available to it in a court of competent jurisdiction.

6.12 Change of Name. As soon as possible after closing Seller shall have filed with the Office of the Ohio Secretary of State Articles of Amendment pursuant to which Seller amends its Articles of Incorporation to a name that is totally dissimilar from Ohio Metal Working Products Company and American Carbide Tool Company.

6.13 Affidavit of Shareholder Status. At Closing, Seller shall deliver to Buyer reasonable evidence in the form of resolutions as to the current Shareholders and Board of Directors of Seller and the identities of Seller's current officers.

6.14 Resolutions. At or prior to Closing, Seller shall deliver to Buyer copies of Resolutions of the Shareholders and Directors authorizing the execution by the Seller of this Agreement and the execution of such further documents and taking of such further action as may be necessary or in the opinion of Seller's officers helpful in closing the purchase and sale transaction called for herein.

ARTICLE VII

COVENANTS OF THE BUYER

The Buyer covenants and agrees with the Seller as follows:

7.1 Certified Resolutions. On or prior to the Closing Date, the Buyer shall deliver to the Seller a copy of the resolutions of the Buyer's Board of Directors authorizing and approving the execution of this Agreement and the performance by the Buyer of the transactions contemplated hereby, certified by the secretary or the president of the Buyer.

ARTICLE VIII

CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

8.1 Representations and Warranties. The representations and warranties in this Agreement made by the Seller shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Buyer shall have been furnished a certificate signed by the Seller to that effect.

8.2 Performance of Covenants and Obligations. The Seller shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Buyer shall have been furnished a certificate signed by the Seller to that effect.

8.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer; and, the Seller shall have made available to the Buyer for examination the originals or true and correct copies of all documents which the Buyer reasonably may request in connection with the transaction contemplated by this Agreement.

8.4 Adverse Change. From and after the date of this Agreement and until the Closing Date, the Buyer (in its sole and absolute discretion) shall have determined that there has been no material adverse change in the Purchased Assets nor shall there have been any material casualty to the Purchased Assets, in an amount exceeding $30,000, as a result of any loss, taking, destruction or physical damage, whether or not covered by insurance, occasioned by fire, flood, explosion, earthquake, act of God or the public enemy, or otherwise.

8.5 Consents, Approvals, Certifications, Licenses, and Permits. All necessary consents, approvals, certifications, licenses, and permits with respect to the transaction contemplated hereby, if any, the absence of which would have a material and adverse effect on the Buyer's rights under this Agreement, or which would constitute a breach pursuant to the provision of, or which would result in the termination or loss of any right under, any contract, agreement, instrument, documents, lease, license, certification, permit, indenture or other obligation, or without which the Buyer would be precluded or materially impeded from conducting its business or obtaining the benefit of the Purchased Assets, shall have been received by the Buyer on or before the Closing Date.

8.6 Approval by Board of Directors: The execution of this Agreement and the Closing of the transaction provided for herein shall have been duly approved and authorized by the Board of Directors of Buyer.

ARTICLE IX

CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

9.1 Representations and Warranties. The representations and warranties in this Agreement made by the Buyer shall be true and correct in all material respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Seller shall have been furnished a certificate signed by the Buyer to that effect.

9.2 Performance of Covenants and Obligations. The Buyer shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Seller shall have been furnished a certificate signed by the Buyer to that effect.

9.3 Authorization By Seller. The execution of this Agreement and of all actions taken or documents executed by Seller in the Closing of the transaction provided for herein shall have been duly approved by the Shareholders and Directors of Seller.

ARTICLE X

INDEMNIFICATION

10.1 Buyer Indemnification. Buyer will defend, indemnify and hold harmless, Seller, its parents, subsidiaries and affiliates and their officers, directors, employees, agents and representatives against all liabilities, costs, damages or other charges (including court costs, expenses and reasonable attorneys' fees) resulting from, arising from or related to:

(i) any breach by Buyer of this Agreement;

(ii) any failure by Buyer to perform any of its obligations in this Agreement or any agreement or undertaking delivered by Buyer pursuant to this Agreement or the Closing of the transactions provided for herein;

(iii) any breach of any warranty or the material inaccuracy of any representation of Buyer in this Agreement or in any certificate delivered by Buyer; or

(iv) any claims arising out of Buyer's ownership, operation, possession, use and/or control of the Purchased Assets and the Seller's Business for all periods of time after Closing or with respect to any sale made in the course of said business after Closing.

10.2 Seller's Indemnification. Seller will defend and indemnify Buyer, its parents, subsidiaries and affiliates and their officers, directors, employees, agents and representatives against all losses, liabilities, costs, damages or other charges (including court costs and reasonable attorneys' fees) resulting from, arising from or related to:

(i) any breach by Seller of this Agreement;

(ii) any failure by Seller to perform any of its obligations in this Agreement or any agreement or undertaking delivered by Seller pursuant to this Agreement or the Closing of the transactions provided for herein;

(iii) any breach of any warranty or the material inaccuracy of any representation of Seller in this Agreement or in any certificate delivered by Seller;

(iv) any claims arising out of Seller's ownership, operation, possession, use and/or control of the Purchased Assets and the Seller's Business for all periods of time prior to Closing or with respect to any sale made in the course of said business prior to Closing;

(v) any claim, loss, liability, damage, fine, expense, penalty, assessment (including but not limited to, withdrawal of liability assessments, funding deficiency assessments and PBGC liability assessments), judgment and employee benefit claims (including any and

all claims and fees relating to proceedings established in such loss, liability, damage, fine, expense, penalty, assessment, judgment, or employee benefit claim, and including reasonable attorney fees, costs and expenses in enforcing this indemnity against Seller) with respect to any employee benefit plan as such a term is described in Section (3) of ERISA that was sponsored, maintained or contributed to at any time prior to the Closing Date by Seller, or by any corporation, trade, or business or entity under common control with Seller within the meaning with Section 414(b),(c) or (m) of the Code or Section 4001(b) of ERISA; or,

(vi) any claim, liability, or obligation related to any obligations of Seller not honored, accepted or assumed by Buyer pursuant to the terms of this Agreement and which relate to the period of time prior the Closing Date.

10.3 Notice of Claims. Any indemnified party seeking indemnification must give prompt written notice (a "Claim Notice") to the indemnifying party describing in reasonable detail the facts giving rise to the claim for indemnification and must include in the Claim Notice (if then known) the amount or the method of computation of the amount of the claim, and a reference to the provision of this Agreement, or any other agreement, upon which the claim is based; provided, that a Claim Notice for any action as to which indemnification will be sought must be given promptly after the action or suit is commenced. Failure to give the notice will not relieve the indemnifying party of its obligations except to the extent it has been prejudiced by the failure.

10.4 LIMITATION ON INDEMNITIES

(i) Time Limitation. Notwithstanding anything in this Agreement to the contrary, any claims made hereunder for indemnification by either Buyer or Seller shall survive the Closing hereunder for a period of five (5) years. Claims made under this Agreement shall be forever barred unless made by the notifying party to the other on or before the fifth anniversary of the Closing Date.

(ii) Minimum Aggregate Liability Amount. The parties agree not to seek recourse and not to recover from the other on account of any liability, loss, damage, injury, claim, or matter indemnified against in this Article X until the aggregate amount of all such liabilities, losses, damages, injuries or claims exceeds Ten Thousand Dollars ($10,000.00), at which time claims may be asserted for the excess of such claims over $10,000.00, provided the aforesaid minimum shall not apply to (i) a claim by Buyer for reimbursement of product warranty costs under section 3.4 of this agreement, (ii) a claim under section 10.2(v) of this agreement, or (iii) a claim for reimbursement of vacation pay under section 4.13(b) of this Agreement.

(iii) Maximum Aggregate Liability Amount. There shall be no limit on the maximum aggregate liability of Buyer or Seller for indemnification under this

Article X.

ARTICLE XI

MISCELLANEOUS

11.1 Further Assurances. Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in the Buyer the Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

11.2 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assignees; provided, however, that this Agreement may not be assigned by the Seller but may be assigned by Buyer to a wholly owned subsidiary. If so assigned Buyer shall notify Seller and provide a copy of said assignment to Seller.

11.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

11.4 Expenses. Except as otherwise herein provided, all expenses incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.

11.5 Notices. Any and all notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party, (ii) when facsimile transmitted to such party to the facsimile number indicated for such party below (or to such other facsimile number for a party as such party may have substituted by notice pursuant to this Section) or (iii) when mailed to such party by registered or certified U.S. Mail (return receipt requested) or sent by overnight courier, confirmed receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this Section):

(a) If to the Buyer: Art's-Way Manufacturing Co., Inc.
PO Box 288
Armstrong, Iowa 50514
Phone: (712) 864-3131
Facsimile: (712) 864-3393

With a copy to: Everette L. Wooten, Jr.
Wooten & Coley
P. O. Box 1555

Kinston, NC 28503-1555
Phone: (252) 523-8000
Facsimile: (252) 523-2060

(b) If to the Seller: Ohio Metal Working Products Company
3620 Progress Street Northeast,
Canton, Ohio 44705-4438.
Phone: (330) 453-8438
Facsimile: (330) 453-8498

With a copy to: Thomas G. Belden
Cavitch, Familo & Durkin Co., L.P.A.
20th Floor
1300 East Ninth Street
Cleveland, Ohio 44114
Phone: (216) 621-7860
Facsimile: (216) 621-3415

11.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

11.7 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

11.8 Amendment, Modification, and Waiver. This Agreement may not be modified, amended, or supplemented except by mutual written agreement of all the parties hereto. Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement, or waiver shall be in writing signed by the party or the parties to be charged.

11.9 Entire Agreement. This Agreement, the Exhibits and Schedules attached hereto represent the full and complete agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements among the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such Agreement unless signed and delivered to the other party by the parties to be charged.

11.10 Third-Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything

contained in this Agreement.

11.11 Survival. Any provisions of this Agreement which contemplate performance or the existence of obligations after the Closing Date and any and all representations of warranties set forth in this Agreement shall not be deemed to be merged into or waived by the execution and delivery of instruments executed at the Closing but shall expressly survive the Closing and be binding upon the party or parties obligated thereby in accordance to the terms of this Agreement and subject to the provisions of Section 10.4(l) above. .

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

BUYER:

ART'S-WAY MANUFACTURING CO., INC.

By: J Ward McConnell Jr
J. Ward McConnell, Jr.
Chairman of the Board

SELLER:

OHIO METAL WORKING PRODUCTS COMPANY

By: Thomas G. Belfer
Title: CHAIRMAN

SCHEDULE 1.1(d)

REAL PROPERTY

DESCRIPTION OF 4.641 ACRES

Known as and being a part of a 5.849 acre tract of land formerly owned by Groffre Investments as recorded in Stark County Recorder's Image Number 99054654 of the Stark County Deed Records and being presently owned by Ohio Metal Working Products Company as recorded in Stark County Recorder's Image Number 200305300050283. Subject tract is part of outlot 972 in the City of Canton, as situated in part of the Northeast Quarter of Section 25, Township 11 (Plain Township), Range 8, in Stark County, Ohio, and being more particularly bounded and described as follows;

Beginning for the same at a point, marked by a monument found, at the northwest corner of the Northeast Quarter of said Section 25 in Plain Township:

Thence S04°17'00"W on a portion of the west line of said Northeast Quarter Section and the centerline of Kirby Avenue N.E. (T.R. 197) a distance of 865.75 feet to a point, marked by a cotton gin gear set, on the south right-of-way line of Progress Street N.E. as dedicated in Plat Book 44, Page 126 of the Stark County Plat Records;

Thence S85°32'53"E on a portion of the south right-of-way line of Progress Street N.E. a distance of 520.50 feet to a point, marked by a ½ inch iron bar set, at the northeast corner of a 1.00 acre tract of land now or formerly owned by C. Pancake as recorded in Stark County Recorders Image Number 95045123 and being the true place of beginning for the tract of land herein to be described;

Thence S85°56'33"E on a portion of the said south right-of-way line of Progress Street N.E. a distance of 306.03 feet to a point of curvature, marked by a ½ inch iron bar set;

Thence on an arc of a curve to the left, continuing on the south right-of-way line of Progress Street N.E., in a easterly direction, with said curve having a central angle of 05°06'16", a radius of 666.62 feet, a tangent distance of 29.71 feet and an arc length of 59.39 feet, a distance of 59.39 feet to the termination point of said curve, marked by a ½ inch iron bar set, (last stated curved course has a chord bearing and distance of S87°02'02"E - 59.37 feet);

Thence S04°17'00"W parallel with the west line of the previously stated Northeast Quarter of Section 25 a distance of 505.83 feet to a point, marked by a ½ inch iron bar set, on the north limited access/right-of-way line of Atlantic Boulevard (U.S. Route 62);

Thence S82°15'29"W on a portion of the north limited access/right-of-way line of said Atlantic Boulevard a distance of 100.01 feet to a point, marked by a ½ inch iron bar set;

Thence S76°35'38"W continuing on the north limited access/right-of-way line of Atlantic Boulevard a distance of 280.84 feet to a point, marked by a ½ inch iron bar set, on the east line of a 2.00 acre tract of land now or formerly owned by W.E. Hammond as recorded in Deed Volume 3740, Page 839 of the Stark County Deed Records;

Thence N04°17'00"E on a portion of the east line of said 2.00 acre W.E. Hammond tract, the east line of a 1.00 acre tract of land now or formerly owned by B. Fisher as recorded in Official Record Volume 649, Page 45 of the Stark County Deed Records and it's northerly extension a distance of 609.44 feet to a point, marked by a ½ inch iron bar set, at the northeast corner of previously stated 1.00 acre C. Pancake tract of land and being the true place of beginning and containing 4.641 acres of land more or less.

SCHEDULE 1.2(e)

ADDITIONAL EXCLUDED ASSETS

- Worker's Compensation – deposit or refund
- Prepaid Insurance – any refund or rebate

SCHEDULE 2.3

PURCHASE PRICE ALLOCATION

Equipment	$ 831,159.00
Intangibles (including goodwill, customer lists, tradename(s) and trademark(s))	100,000.00
Real Property	1,200,000.00
Inventories (to be adjusted to actual at Closing)	1,018,841.00
Total Purchase Price (to be adjusted to actual at Closing	$3,150,000.00

SCHEDULE 4.5

CONTRACTS

1. Sales Reps. See attached Schedule

2. Supply Agreements with Fastenal Company dated February 27, 2013 and Amazon dated February 1, 2013.

SCHEDULE 4.6

LITIGATION

NONE

SCHEDULE 4.13(B)

UNPAID VACATION PAY

See attached computation

SCHEDULE 4.15

PATENTS, TRADEMARKS, AND COPYRIGHTS

Patents.............................. None

Copyrights......................... None

Trade Name...................... "American Carbide Tool Company"

Trademark .... "ACT" (Logo)

SCHEDULE 4.16

LICENSES AND PERMITS

NONE

SCHEDULE 6.9(a)

COVENANTS NOT TO COMPETE

John C. Belden

Robert F. Belden

William H. Belden, Jr.

James Howenstine

Daniel M. Belden, Jr.

Thomas G. Belden

Ohio Metal Working Products Company

SCHEDULE 6.9(b)

NON COMPETITION AND NONDISCLOSURE AGREEMENT

Agreement is attached

AMERICAN CARBIDE TOOL / OHIO METAL
MANUFACTURERS' REP LISTING

CODE	PRINCIPAL	AGENCY	TERRITORY
24 25	**Todd Hanson** **Phil Kuyper** 206-763-8550 206-762-6246 Fax	**A.J. Hanson Co.** P.O. Box 80664 203 South Orcas St. Seattle, WA 98108	AK., ID, MT, OR, WA
40 42	**Richard "Dick" Brown, Pres.** 800-251-8503 or 615-331-8611 615-832-8669 Fax	**Julian C. Scruggs & Co.** 2419 Kline Ave Nashville, TN 37211	AL, FL, GA, MS NC, SC, TN
43 45	**Bruce McKeever** 800-423-2289 630-595-5858 Fax	**Durrie Sales** 10512 United Parkway Schiller Park, IL 60176	WI (excluding western edge) IN, Northern IL, Eastern IA
51 52	**Allen Waddell** 817-535-2183 817-531-1163 Fax	**Earl R. Waddell & Sons** P. O. Box 50039 3601 East Vickery Blvd. Ft. Worth, TX 76105	KS (selected accounts) NM, OK, TX, AR, LA
 73 74 75	**Gary Ozias** **Greg Baumker** **Barry Karlson** 248-869-2100 248-869-2101 Fax	 **E. H. Associates, LLC** 28351 Beck Road Suite G - 1 Wixom, MI 48393	 Michigan T & S Tooling, Toledo, OH
80 82	**Mike Neeley** 651-636-6966 651-636-4966 Fax	**Technology Reps** P. O. Box 120281 150 12th Ave. NW New Brighton, MN 55112	Western WI Western IA, MN, ND, SD
92 93	**Jason Rolapp** **Doug Hause** 714-505-9895 714-505-9325 Fax	**APEX Southwest Sales Corp.** 23011 Moulton Pkwy Unit D-1 Laguna Hills, CA 92653	Southern CA, AZ Las Vegas, NV Clark County NV
95 96	**Guy E. Fashano** 916-682-6159 916-682-6159 Fax	**G. F. Sales** 9263 Framton Court Sacramento, CA 95829	Northern CA NV, Except Clark County
12	**Larry Garbarek** 847-299-7629 847-390-9889 Fax	**Kellog International Inc.** 421 Wilkins Drive Des Plaines, IL 60016	Export

OHIO METAL WORKING PRODUCTS CO.
Vacation Days and Amount for the Period 7/1/13 through 6/30/14

Employee	Hire Date	Yrs of Service as of 7/1/13	Number of Days	Total Amount	Pd. Through 9/20/2013	Total allocated by 3/12's	Balance yet to be paid
Union Hourly							
Burwell, Ed***	10/16/00	12 - 8/12	12	$ 1,297.92	1,297.92	324.48	$ -
Butcher, Barb	12/29/65	47 - 6/12	18	$ 1,510.56	167.84	377.64	$ 1,342.72
Butt, Theresa***	07/26/11	1 - 11/12	5	$ 448.00	448.00	112.00	$ -
Coleman, Loretta	05/22/78	35 - 1/12	18	$ 2,030.40	451.20	507.60	$ 1,579.20
Daugherty, Barb	09/11/72	40 - 9/12	18	$ 2,208.96	2,208.96	552.24	$ -
DiMarzio, Alex	07/19/76	36 - 11/12	18	$ 2,234.88	248.32	558.72	$ 1,986.56
Hengle, Christina***	02/20/12	1 - 5/12	5	$ 376.40	376.40	94.10	$ -
Hicks, Brandon***	05/12/11	2 - 1/12	5	$ 376.40	376.40	94.10	$ -
Knoop, Cheryl	04/25/88	25 - 2/12	17	$ 1,370.88	161.28	342.72	$ 1,209.60
Krach, John	09/19/77	35 - 9/12	18	$ 2,308.32	384.72	577.08	$ 1,923.60
Rich, Justin***	10/20/08	4 - 8/12	5	$ 424.80	339.84	106.20	$ 84.96
Roland, Todd	03/25/91	22 - 3/12	16	$ 1,771.52	664.32	442.88	$ 1,107.20
Shafer, Tracy***	06/15/10	3	5	$ 382.40	382.40	95.60	$ -
Tolbert, Karen	08/05/96	16 - 10/12	15	$ 1,346.40	269.28	336.60	$ 1,077.12
White, Shonda***	04/04/11	2 - 2/12	5	$ 376.40	0.00	94.10	$ 376.40
Yeager, Diona***	02/20/06	7 - 4/12	10	$ 993.60	695.52	248.40	$ 298.08
				$ 19,457.84	8,472.40	4,864.46	10,985.44
Non-Union Hourly							
Braden, Terry	02/26/73	40 - 4/12	18	$ 2,602.08	758.94	650.52	$ 1,843.14
Bresson, Mark	06/13/77	36	18	$ 2,638.08	366.40	659.52	$ 2,271.68
Burwell, Tim***	09/20/00	12 - 9/12	12	$ 936.96	936.96	234.24	$ -
Butt, Tim	04/18/97	16 - 2/12	15	$ 2,151.60	2,151.60	537.90	$ -
Heuer, Bryan	07/19/88	24 - 11/12	16	$ 2,080.00	1,105.00	520.00	$ 975.00
Maher, William	04/02/74	39 - 2/12	18	$ 1,787.04	0.00	446.76	$ 1,787.04
				12,195.76	5,318.90	3,048.94	6,876.86
Non-Union Salary							
Belden, Phillip	01/01/88	25 - 6/12	17	$ 1,479.00	0.00	369.75	$ 1,479.00
Coberly, Cynthia	11/01/81	31 - 8/12	18	$ 2,408.40	66.90	602.10	$ 2,341.50
Daianu, Thomas	05/15/69	44 - 1/12	20	$ 8,798.00	4,838.90	2,199.50	$ 3,959.10
Ernenwein, Paul	05/23/73	40 - 1/12	18	$ 8,591.40	0.00	2,147.85	$ 8,591.40
Russell, Robert***	01/19/04	9 - 5/12	10	$ 3,369.00	1,684.50	842.25	$ 1,684.50
Smith, Barbara	11/01/80	32 - 8/12	18	$ 2,824.20	784.50	706.05	$ 2,039.70
				$ 27,470.00	7,374.80	6,867.50	20,095.20
				$ 59,123.60	$ 21,166.10	$ 14,780.90	$ 37,957.50

STATE OF OHIO

CONFIDENTIALITY AND

NON-COMPETITION AGREEMENT

COUNTY OF STARK

THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT made and entered into this the 30th day of September, 2013, by and between **ART'S-WAY MANUFACTURING CO., INC.** (hereinafter referred to as "Art's-Way"), **JOHN C. BELDEN, ROBERT F. BELDEN, WILLIAM H. BELDEN, JR., JAMES HOWENSTINE, DANIEL M. BELDEN, JR.**, and **THOMAS G. BELDEN** (hereinafter collectively referred to as "Covenantors"), and **OHIO METAL WORKING PRODUCTS COMPANY** (hereinafter "Ohio Metal").

WITNESSETH

THAT WHEREAS, Covenantors are all substantial shareholders of Ohio Metal; and

WHEREAS, Ohio Metal has this day sold and delivered to Art's-Way substantially all of its operating assets used in connection with its manufacture and sale of metal working tools and tooling, including without limitation, tooling for lathes business (hereinafter to as "the Business") pursuant to the terms of an Asset Purchase Agreement between Art's-Way and Ohio Metal bearing even date herewith (hereinafter referred to as "Asset Purchase Agreement"); and

WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Ohio Metal covenants and agrees that neither it nor certain of its shareholders would for a period of five (5) years after closing engage in the manufacturer and/or distribution of any products or equipment of the type presently manufactured or sold by Ohio Metal and would hold confidential all information concerning the Business and affairs of Ohio Metal; and

WHEREAS, Ohio Metal and Covenantors have executed and are delivering this Agreement for the purpose of satisfying the requirements of the Asset Purchase Agreement and acknowledge that the closing of the transaction described therein is a substantial benefit to Ohio Metal and Covenantors; and,

WHEREAS, the non competition and confidentiality agreements contained herein are necessary for Art's-Way to receive the full benefit of the Business and the good will of the Business that it is buying pursuant to the Asset Purchase Agreement; and

WHEREAS, Ohio Metal and Covenantors acknowledge and agree that the receipt of this Agreement is a substantial incentive and inducement for Art's-Way to execute the Asset Purchase Agreement and close the purchase transaction called for therein, and further that if this Agreement were not delivered by Ohio Metal and Covenantors, Art's-Way would not execute the Asset Purchase Agreement and close the purchase transaction called for therein.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable considerations in hand paid by Art's-Way to Ohio Metal and Covenantors, the receipt and adequacy of which are hereby fully acknowledged, the parties hereto agree as follows:

1. NON-COMPETE BY OHIO METAL: Ohio Metal, for itself, its successors and assigns, does hereby covenant and agree with Art's-Way that for a period of five (5) years after the date of this agreement it will not:

(i) engage within the Restricted Area (as the term is hereinafter defined) directly or indirectly, in the business of the manufacture and/or sale of metal working tools and tooling (including without limitation, tooling for lathes) or of any other product of a type and nature similar to the products currently manufactured and sold by Ohio Metal;

(ii) influence or attempt to influence any customer to cease doing business with Ohio Metal or Art's-Way;

(iii) influence or attempt to influence any customer of Ohio Metal or Art's-Way to do business with any other business or enterprise providing the same or substantially the same goods and services as provided by Ohio Metal or Art's-Way; or

(iv) influence or attempt to influence any of the suppliers or employees of Ohio Metal or Art's-Way to alter, not renew, or terminate their relationship with Ohio Metal and/or Art's-Way; in any manner interfere with, disrupt, or attempt to interfere or disrupt the relationship between Ohio Metal and/or Art's-Way and any of its customers, suppliers, or employees.

2. NON-COMPETE BY COVENANTORS: Each of the Covenantors do hereby covenant and agree with Art's-Way that for a period of five (5) years after the date of this agreement, that they shall not alone or in conjunction with others, in any capacity, whether as an agent, advisor, employee, consultant, sole proprietor, owner, partner, joint venture, member, manager, investor, or otherwise (other than as an owner of 5% less of any publicly traded company):

(i) engage within the Restricted Area (as the term is hereinafter defined) directly or indirectly, in the business of the manufacture and/or sale of any product of a type and nature similar to the products currently manufactured and sold by Ohio Metal including but not limited to metal working tools, tooling, or tooling for lathes;

(ii) influence or attempt to influence any customer of Ohio Metal or Art's-Way to cease doing business with Ohio Metal or Art's-Way;

(iii) influence or attempt to influence any customer of Ohio Metal or Art's-Way to do business with any other business or enterprise providing the same or substantially the same goods and services as provided by Ohio Metal or Art's-Way; or

(iv) influence or attempt to influence any of the suppliers or employees of Ohio Metal or Art's-Way to alter, not renew, or terminate their relationship with Ohio Metal and/or Art's-Way; in any manner interfere with, disrupt, or attempt to interfere or disrupt the relationship between Ohio Metal and/or Art's-Way and any of its customers, suppliers, or employees.

3. RESTRICTED AREA: The term "Restricted Area" as used in this agreement shall mean the geographic area that is within the United States of America; provided however, if a court of competent jurisdiction should declare the covenant contained in this section unenforceable because of any unreasonable restriction of activities, duration, and/or geographic area, then the parties hereby acknowledge and agree that such court shall have the expressed authority to reform the covenants to provide for reasonable restrictions and/or grant Art's-Way such other relief at law or equity reasonably necessary to protect the interest of Art's-Way.

4. CONFIDENTIALITY: Ohio Metal and each of the Covenantors hereby covenant and agree that they or any of them will not give or make known to any person,

firm, or association, any information concerning the affairs, Business, clients, customers, or other relationships of Ohio Metal including, without limitation: any such information pertaining to quoting and scheduling or work; procurement of inventory for resale; marketing strategy or plans; proprietary computer software; terms of contracts and contract proposals with existing and/or potential suppliers, employees or customers; the identity, location, payment history, product usage, or other information with respect to any customer of Ohio Metal, including any customer lists; or other information concerning the business affairs of Ohio Metal , excepting only such disclosure as is lawfully required to be disclosed to any court or governmental agency or is otherwise required to be disclosed by law, provided, however, that before making such disclosure Ohio Metal or such shareholder, as the case may be, will (i) provide Art's-Way an adequate opportunity to interpose an objection and/or take action to assure confidential handling of confidential information; (ii) endeavor to limit such disclosure to the minimum extent permitted by law; and (iii) exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded the confidential information so disclosed.

5. <u>ENFORCEMENT:</u> Ohio Metal and each of the Covenantors acknowledge that breach or threatened or attempted breach of any provision of this Agreement would cause irreparable harm to Art's-Way not compensable in ordinary money damages and that Art's-Way shall be entitled, in addition to all other applicable remedies, to a temporary

and permanent injunction and decree for specific performance of the terms of this Agreement provided nothing herein contained shall be construed as prohibiting Art's-Way from pursuing any other remedy available to it for such breach or threatened breach. Specifically, in addition to the injunctive relief provided herein, Art's-Way shall be entitled to recover any damages which may be suffered by Art's-Way on account of such violation.

6. <u>NOTICE:</u> Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed in the case of Art's-Way, to its registered office, and in the case of Ohio Metal or any Covenantor, to his last known address.

7. <u>GOVERNING LAW:</u> This agreement shall be subject to and governed by the laws of Ohio irrespective of the fact that Ohio Metal or any Covenantor may be or may become a resident of a different place.

8. <u>INVALID PROVISION:</u> The invalidity or unenforceability of any particular provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

9. **BINDING EFFECT:** This agreement shall be binding upon and inure to the benefit of the Art's-Way and Ohio Metal or any Covenantor and their respective heirs, legal representatives, executors, administrators, successors, and assigns.

10. **ENTIRE AGREEMENT:** This agreement constitutes the entire agreement among the parties and contains all of the agreements among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

11. **HEADINGS:** All paragraph and item headings are inserted for convenience only.

12. **COUNTERPARTS:** This instrument may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed the day and year first above written.

(Signatures appear on the following page)

COVENANTORS:

_____________________________(SEAL)
John C. Belden

_____________________________(SEAL)
Robert F. Belden

_____________________________(SEAL)
William H. Belden, Jr.

_____________________________(SEAL)
James Howenstine

_____________________________(SEAL)
Daniel M. Belden, Jr.

_____________________________(SEAL)
Thomas G. Belden

OHIO METAL:

OHIO METAL WORKING PRODUCTS COMPANY

BY: _____________________________
President

COVENANTORS:

(SEAL)
John C. Belden

(SEAL)
Robert F. Belden

(SEAL)
William H. Belden, Jr.

(SEAL)
James Howenstine

(SEAL)
Daniel M. Belden, Jr.

(SEAL)
Thomas G. Belden

OHIO METAL:

OHIO METAL WORKING PRODUCTS COMPANY

BY: ______________________
President

ART'S-WAY:

OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC.

By: ______________________
President

BILL OF SALE

September 30, 2013

KNOW ALL MEN BY THESE PRESENTS that OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation (the "Grantor") for full consideration paid by OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC. (the "Grantee"), the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, transfer and deliver unto the Grantee all of the tangible and intangible assets of Grantor used in its business as of the date hereof located at 3620 Progress Street, N.W., Canton, Ohio 44705 (save and except for cash and cash equivalents, trade and accounts receivable, Grantor's minute book, stock record books and corporate franchise and tax returns, and prepaids or deposits for worker's compensation and insurance "Excluded Assets"), more fully described in the Asset Purchase Agreement dated September ___, 2013 between Grantor and Grantee (the "APA"). Such assets include, without limitation, the following:

(a) All manufacturing machinery and equipment, furniture, furnishings, office machinery and equipment (including all computers, computer programs, and computer equipment), vehicles, leasehold improvements, tooling, fixtures, accessories, and tools owned by Grantor or used in connection with Grantor's Business (as defined in the APA) , including, without limitation, all assets shown or reflected as vehicles, furniture and fixtures, and machinery, referred to on the balance sheet of Grantor as of May 31, 2013, previously furnished to Grantee (hereinafter referred to as "Equipment"); and,

(b) Intangible property owned by Grantor or used in the operation of Grantor's Business including, without limitation:

(i) All designs, drawings, blue prints, computer data, computer software, engineering data or studies, manufacturing data, prototypes, stampings,

projects, in-process formulas, processes, technical information and know-how related to or useful in the Grantor's Business;

(ii) All patents, patent applications, and unpatented inventions applicable to any product manufactured or sold by Grantor including, without limitation, all such patents listed on Schedule 4.15 of the APA, if any;

(iii) The name "Ohio Metal Working Products Company" and the trade name "American Carbide Tool Company" together with all logos, trade names, trademarks, service marks, copyrights, including applications for and reservations for any of the foregoing pertaining to any products manufactured or sold by Grantor including without limitation all such items listed on Schedule 4.15 of the APA;

(iv) All customer lists, customer back-logs, pending orders, pending purchase contracts, customer files, vendors' lists, purchase records, sales records, or computer software and data relating to Grantor's Business;

(v) All distribution or other contracts pertaining to the marketing of any product together with all dealership, dealer, or distributor agreements or contracts with the Grantor for the manufacture of, furnishing, marketing, or distribution of any product including without limitation all such items listed on Schedule 4.5 of the APA;

(vi) All websites, telephone numbers, fax numbers, computer addresses, or registrations used or usable in connection with Grantor's Business.

(vii) All licenses or permits applicable to the operation of Grantor's Business including all such licenses or permits listed on Schedule 4.16 of the APA, if any.

(viii) All good will associated with Grantor's Business.

The foregoing being hereinafter referred to as "Intangibles".

(c) All inventories of finished goods, spare parts, work in process, supplies, raw materials, and other inventory-type items (hereinafter referred to as "Inventories").

(d) All other property of whatever kind and nature owned by Grantor and used or useful in the operation of Grantor's Business, excepting only the Excluded Assets referred to above and as defined in the APA.

All the above shall collectively be called the "Assets."

TO HAVE AND TO HOLD the Assets unto the Grantee and its successors and assigns forever.

And the Grantor hereby covenants to and with the Grantee that the Grantor is the lawful owner of the Assets; that the same are free and clear from all encumbrances whatsoever; that the Grantor has good right to sell the same as aforesaid; and that the Grantor will warrant and defend the same against all lawful claims and demands whatsoever.

Grantor, through its duly authorized officer, has hereunto set his hand the day and year first hereinabove written.

Signed and delivered
in the presence of:

[signature]

[signature]

OHIO METAL WORKING PRODUCTS COMPANY

By: [signature]

Title: CHAIRMAN

ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT made and entered into this the 30th day of September, 2013, by and between ART'S-WAY MANUFACTURING CO., INC., a Delaware corporation (hereinafter referred to as "Assignor") and, OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC., an Ohio corporation (hereinafter referred to as "Assignee").

WITNESSETH

WHEREAS, Assignor has this date executed an Asset Purchase Agreement with Ohio Metal Working Products Company which provides for the purchase by Assignor of substantially all of the operating assets of Ohio Metal Working Products Company; and,

WHEREAS, Assignor has agreed assign to Assignee all of Assignor's rights as Buyer under the aforesaid Agreement, and Assignee has agreed to accept such Assignment.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable considerations in hand paid by the Assignee to the Assignor, the receipt and adequacy of which is hereby fully acknowledged, Assignor does hereby transfer, assign, and convey unto Assignee all of Assignor's rights and interest in that certain Asset Purchase Agreement bearing even date herewith between Assignor and Ohio Metal Working Products Company and Assignee agrees to perform all of Assignor's obligations under said assigned contract in the place and stead of Assignor.

The parties have executed this agreement the day and year first above written.

ART'S WAY MANUFACTURING CO., INC.

BY: ______________________________
President

OHIO METAL WORKING PRODUCTS/ART'S WAY, INC.

BY: ______________________________
President

[illegible] art's way mfg\ohio metal works\assignment of contract 9.26.13.docx

ASSIGNMENT OF NAMES

The undersigned, duly authorized officer of OHIO METAL WORKING PRODUCTS COMPANY, hereby transfers, assigns, and conveys to Ohio Metal Working Products/Art's-Way, Inc. the use of the name Ohio Metal Working Products Company, the trade name American Carbide Tool Company, and the trademark or logo for American Carbide Tool Company, together with all goodwill associated therewith. This Assignment is being delivered pursuant to the terms of an Asset Purchase Agreement dated September 30, 2013, between the parties hereto and the terms thereof are hereby incorporated herein by reference.

Executed this 30th day of September, 2013.

OHIO METAL WORKING PRODUCTS COMPANY

By: Thomas L. Belden

Title: CHAIRMAN

MLT-000643-2-1

ASSIGNMENT OF CONTRACTS

The undersigned hereby assigns to OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC. ("Assignee") all of its rights and obligations under any Sales Agreements it may have with the Sales Representatives ("Reps") listed on Schedule 4.5 to the Asset Purchase Agreement dated September 30, 2013, its Supplier Agreements with Fastenal and with Amazon Fulfillment Services, Inc., and all other contracts to the extent assignable. This Assignment shall be effective as of the date of execution.

Executed this 30th day of September, 2013.

OHIO METAL WORKING PRODUCTS COMPANY

By: Thomas G. Belden

Title: CHAIRMAN

MLT-000648-1-1

CONSENT TO ACTION WITHOUT MEETING
OF THE BOARD OF DIRECTORS OF
OHIO METAL WORKING PRODUCTS/ART'S WAY, INC.

We, the undersigned, being all of the members of the Board of Directors of Ohio Metal Working Products/Art's Way, Inc., by affixing our signatures hereto, to hereby ratify, approve and adopt the following resolution.

WHEREAS, the company has determined to purchase the operating assets of Ohio Metal Working Products Company, an Ohio corporation, pursuant to the terms of a proposed Asset Purchase Agreement, a copy of which is on file with the corporate records; and,

WHEREAS, it is further resolved that the corporation shall borrow from Art's Way Manufacturing Co., Inc., its parent corporation, funds in the approximate amount of Three Million One Hundred Fifty Thousand Dollars ($3,150,000.00) to carry out such purchase, plus such additional amounts as may be necessary as working capital for the operation of the purchase assets.

NOW, THEREFORE, IT IS RESOLVED that the officers of the corporation be, and are hereby authorized, empowered, and directed to execute the Asset Purchase Agreement on behalf of and as an act of the corporation; and,

IT IS FURTHER RESOLVED that the officers of the corporation are hereby authorized and directed to borrow such funds from Art's Way Manufacturing Co., Inc., for the purchase of said assets in an approximate sum of Three Million One Hundred Fifty Thousand Dollars ($3,150,000) and such additional sum as in the opinion of the officers is necessary or desirable to provide working capital for the business purchased.

IT IS FURTHER RESOLVED that the officers of the corporation are empowered and directed to execute such documents on behalf of the corporation and expend such funds of the corporation as may be necessary or desirable to close the purchase transaction called for in the Asset Purchase Agreement.

This the 30 day of September, 2013.

Carrie Majeski

RESOLUTION OF
BOARD OF DIRECTORS OF
ART'S-WAY MANUFACTURING CO., INC.

WHEREAS, Art's-Way Manufacturing Co., Inc., (the "Company") has determined to acquire the business of Ohio Metal Working Products Company ("Ohio Metal"), an Ohio corporation, and has negotiated an Asset Purchase Agreement ("Asset Purchase Agreement") with Ohio Metal providing for said purchase; and

WHEREAS the Company has further determined to form a subsidiary corporation that will acquire the assets of Ohio Metal pursuant to the Asset Purchase Agreement and the Company prior to closing will assign its interest in the Asset Purchase Agreement to the newly formed corporation; and

WHEREAS, the Company has determined to make such loans to the aforesaid newly formed company as may be necessary to carry out the purchase of said assets called for in the Asset Purchase Agreement and provide working capital as may be determined by the officers of the company; and

WHEREAS the board of directors desire to adopt a resolution providing for and approving the foregoing.

IT IS NOW, THEREFORE, RESOLVED that the company shall execute that certain Asset Purchase Agreement with Ohio Metal a copy of which is on file with the corporate records of the Company; and

IT IS FURTHER RESOLVED that the Company shall cause to be formed an Ohio corporation under the name "Ohio Metal Working Products/Art's-Way, Inc." with J. Ward McConnell and Carrie Majeski as its directors, and with J. Ward McConnell as its President and Carrie Majeski as its Secretary/Treasurer/Vice-President; and,

IT IS FURTHER RESOLVED that prior to the closing of the purchase transaction called for in the Asset Purchase Agreement the Company's interest therein as Buyer shall be assigned to Ohio Metal Working Products/Art's-Way, Inc.; and

IT IS FURTHER RESOLVED that the Company shall make loans to said Ohio Metal Working Products/Art's-Way, Inc., as may be necessary to carry out its acquisition of the operating assets of Ohio Metal Working Products Company (an Ohio corporation) for an approximate purchase price of Three Million One Hundred Fifty Thousand Dollars

($3,150,000.00), and such additional amounts as may, in the determination of the officers, be necessary as working capital for Ohio Metal Working Products/Art's-Way, Inc.; and

IT IS FURTHER RESOLVED that the officers of the Company, be and are hereby authorized to execute the Asset Purchase Agreement as the act of and on behalf of the Company and to carry out the forgoing authorized actions.

This the 30th day of September, 2013.

The undersigned Secretary of Art's-Way Manufacturing Co., Inc., does hereby certify that the foregoing is a true and accurate copy of a Resolution duly adopted by the Board of Directors of the corporation and that it is currently in full force and effect.

This the 30th day of September, 2013.

Secretary

CERTIFICATE

The undersigned Secretary of Ohio Metal Working Products/Art's-Way, Inc., does hereby certify that said company is duly organized and validly existing under the laws of the State of Ohio as evidenced by the attached Certificate from the Ohio State Secretary of State.

This the 30th day of September, 2013.

Carrie Majeski, Secretary

201326900616

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
09/26/2013	201326900616	DOMESTIC ARTICLES/FOR PROFIT (ARF)	125.00	300.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC.
ATTN: JEFFREY D. MUSSELMAN
140 WEST LIBERTY STREET
WOOSTER, OH 44691

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, Jon Husted

2233112

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	**201326900616**

Effective Date: 09/26/2013

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 26th day of September, A.D. 2013.

United States of America
State of Ohio
Office of the Secretary of State

Jon Husted

Ohio Secretary of State

CERTIFICATE OF SECRETARY

The undersigned Secretary of Ohio Metal Working Products/Art's Way, Inc., does hereby certify that attached document is a Resolution duly adopted by the Board of Directors of Ohio Metal Working Products/Art's Way, Inc., and has not been modified or rescinded and remains in full force and effect.

This the 30th day of September, 2013.

Carrie Majeski, Secretary

CERTIFICATE

Pursuant to Paragraph 8.01 of the Asset Purchase Agreement entered into this date by Ohio Metal Working Products Company as Seller and Ohio Metal Working Products/Art's-Way, Inc., (Assignee of Art's-Way Manufacturing Co., Inc.) as Buyer, the undersigned does hereby certify that all representations and warranties in the Asset Purchase Agreement made by the Buyer are true and correct in all material respects as of the date of closing.

This the 30th day of September, 2013.

OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC.

By: ______________________________
J. Ward McConnel, Jr., President

j:\docs\new docs\corp\art's way mfg\ohio metal works\certificate 9.29.13.docx

CONSENT TO ACTION WITHOUT MEETING
OF THE BOARD OF DIRECTORS OF
OHIO METAL WORKING PRODUCTS/ART'S-WAY, INC.

Pursuant to the authority contained in Section 1701.54 of the Ohio Revised Code we, the undersigned, being all of the members of the Board of Directors of Ohio Metal Working Products/Art's-Way, Inc., (hereinafter referred to as the "Company") by affixing our signatures hereto, do hereby ratify, approve, and adopt the following resolution:

WHEREAS, Art's-Way Manufacturing Co., Inc., (hereinafter referred to as "Art's-Way") has entered into an Asset Purchase Agreement with Ohio Metal Working Products Company (hereinafter referred to as "Ohio Metal") of even date herewith, which provides for the purchase by Art's-Way of substantially all of the operating assets of Ohio Metal; and,

WHEREAS, Art's-Way has agreed to assign all of its rights under the Asset Purchase Agreement to the Company and the Board of Directors of the Company believes it would be beneficial to the Company to accept such assignment; and,

WHEREAS, Art's-Way has offered to make loans to the Company in a sufficient amount to provide approximately Three Million One Hundred Fifty Thousand Dollars ($3,150,000.00) for the purchase of the assets of Ohio Metal, plus such additional funds as may in the discretion of the officers of Art's-Way be necessary or beneficial as working capital of the Company; and,

WHEREAS, the Board of Directors has determined that it would be in the best interest of the Company to accept said loans and to carry out the purchase transaction called for in the Asset Purchase Agreement.

NOW, THEREFORE, IT IS RESOLVED:

1. That the Company shall accept assignment of the Asset Purchase Agreement from Art's-Way and agrees to perform the obligations of Art's-Way under said Agreement.

2. That the Company shall borrow from Art's-Way such funds as may be necessary to carry out the purchase transaction provided for in the Asset Purchase Agreement and such additional funds as may be necessary or desirable as working capital for the Company.

3. That the officers of the Company are hereby authorized, empowered, and directed to execute such documents and take such other and further action as may be necessary or desirable to close the asset purchase transaction called for by the Asset Purchase Agreement and expend such funds of the Company as may be necessary to carry out such purchase.

4. That the officers of the Company are hereby authorized, empowered, and directed to execute Promissory Notes in favor of Art's-Way and/or such security documents as may be necessary to obtain the loans from Art's-Way necessary to carry out the foregoing resolutions.

This the 30th day of September, 2013.

J. Ward McConnell, Jr.

Carrie Majeski

CERTIFICATE RE WARRANTIES

The undersigned, as a duly authorized officer of OHIO METAL WORKING PRODUCTS COMPANY ("Ohio Metal"), hereby certifies that all representations and warranties set forth in the Asset Purchase Agreement between Art's-Way Manufacturing Co., Inc. and Ohio Metal dated September 30, 2013, are true and correct in all material respects as of the date set forth below, with the same force and effect as those said representations and warranties had been made on the date of the closing of the transaction described in the Asset Purchase Agreement.

Executed this 30th day of September, 2013.

OHIO METAL WORKING PRODUCTS COMPANY

By: [signature]

Title: CHAIRMAN

CERTIFICATE

THE UNDERSIGNED, being the Assistant Secretary of OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation (the "Company"), hereby certifies that the attached Joint Resolution of the Shareholders and Directors of the Company was duly adopted on the date set forth thereon, and that such Resolution remains unmodified and in full force and effect as of the date of execution hereof.

Executed this 30th day of September, 2013.

OHIO METAL WORKING PRODUCTS COMPANY

By: Thomas G. Belden, Asst. Secretary

Thomas G. Belden, Assistant Secretary

JOINT ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS AND DIRECTORS

OF

OHIO METAL WORKING PRODUCTS COMPANY

September 18, 2013

Pursuant to the authority contained in Section 1701.54 of the Ohio Revised Code, the undersigned, being all the Shareholders and Directors of OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation (the "Company"), do hereby take and adopt the following action in writing, without meeting:

RESOLVED, that the undersigned hereby authorize the execution of an Asset Purchase Agreement between the Company and Art's-Way Manufacturing Co., Inc. related to the sale of substantially all of the assets of the Company for the sum of $3,150,000, on such terms and conditions as the Chairman and/or the President of the Company shall approve. The Company authorizes either Paul L. Ernenwein, as President, or Thomas G. Belden, as Chairman, or any other officer of the Company to execute the final Asset Purchase Agreement and all other documents required to be executed in connection with the Asset Purchase Agreement, including, without limitation, the Warranty Deed and Bill of Sale, and hereby authorizes any one or more of such officers to take all actions as may be necessary in order to consummate such transaction.

This Joint Action by Written Consent may be executed in two or more identical counterparts and each may be delivered via electronic or facsimile transmission, but all of which when taken together shall constitute one and the same action.

SHAREHOLDERS:

James Howenstine TR

James Howenstine, Trustee U/A (Catherine L. Howenstine Revocable Trust) dated 01/27/1981

Joseph G. Belden, Trustee of the Joseph G. Belden, Jr. Revocable Trust dated 06/05/1989

Daniel M. Belden, Jr., Trustee of The Julie B. Belden 2012 Irrevocable Trust dated December 3, 2012

William H. Belden, Jr., Trustee U/T/A (David C. Belden Irrevocable Grantor Trust No. 1) dated 06/09/2006

JOINT ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS AND DIRECTORS

OF

OHIO METAL WORKING PRODUCTS COMPANY

September 18, 2013

Pursuant to the authority contained in Section 1701.54 of the Ohio Revised Code, the undersigned, being all the Shareholders and Directors of OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation (the "Company"), do hereby take and adopt the following action in writing, without meeting:

RESOLVED, that the undersigned hereby authorize the execution of an Asset Purchase Agreement between the Company and Art's-Way Manufacturing Co., Inc. related to the sale of substantially all of the assets of the Company for the sum of $3,150,000, on such terms and conditions as the Chairman and/or the President of the Company shall approve. The Company authorizes either Paul L. Ernenwein, as President, or Thomas G. Belden, as Chairman, or any other officer of the Company to execute the final Asset Purchase Agreement and all other documents required to be executed in connection with the Asset Purchase Agreement, including, without limitation, the Warranty Deed and Bill of Sale, and hereby authorizes any one or more of such officers to take all actions as may be necessary in order to consummate such transaction.

This Joint Action by Written Consent may be executed in two or more identical counterparts and each may be delivered via electronic or facsimile transmission, but all of which when taken together shall constitute one and the same action.

SHAREHOLDERS:

James Howenstine, Trustee U/A (Catherine L. Howenstine Revocable Trust) dated 01/27/1981

Joseph G. Belden, Trustee of the Joseph G. Belden, Jr. Revocable Trust dated 06/05/1989

Daniel M. Belden, Jr., Trustee of The Julie B. Belden 2012 Irrevocable Trust dated December 3, 2012

William H. Belden, Jr., Trustee U/T/A (David C. Belden Irrevocable Grantor Trust No. 1) dated 06/09/2006

JOINT ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS AND DIRECTORS

OF

OHIO METAL WORKING PRODUCTS COMPANY

September 18, 2013

Pursuant to the authority contained in Section 1701.54 of the Ohio Revised Code, the undersigned, being all the Shareholders and Directors of OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation (the "Company"), do hereby take and adopt the following action in writing, without meeting:

RESOLVED, that the undersigned hereby authorize the execution of an Asset Purchase Agreement between the Company and Art's-Way Manufacturing Co., Inc. related to the sale of substantially all of the assets of the Company for the sum of $3,150,000, on such terms and conditions as the Chairman and/or the President of the Company shall approve. The Company authorizes either Paul L. Ernenwein, as President, or Thomas G. Belden, as Chairman, or any other officer of the Company to execute the final Asset Purchase Agreement and all other documents required to be executed in connection with the Asset Purchase Agreement, including, without limitation, the Warranty Deed and Bill of Sale, and hereby authorizes any one or more of such officers to take all actions as may be necessary in order to consummate such transaction.

This Joint Action by Written Consent may be executed in two or more identical counterparts and each may be delivered via electronic or facsimile transmission, but all of which when taken together shall constitute one and the same action.

SHAREHOLDERS:

James Howenstine, Trustee U/A (Catherine L. Howenstine Revocable Trust) dated 01/27/1981

Joseph G. Belden, Trustee of the Joseph G. Belden, Jr. Revocable Trust dated 06/05/1989

Daniel M. Belden, Jr.

Daniel M. Belden, Jr., Trustee of The Julie B. Belden 2012 Irrevocable Trust dated December 3, 2012

William H. Belden, Jr., Trustee U/T/A (David C. Belden Irrevocable Grantor Trust No. 1) dated 06/09/2006

JOINT ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS AND DIRECTORS

OF

OHIO METAL WORKING PRODUCTS COMPANY

September 18, 2013

Pursuant to the authority contained in Section 1701.54 of the Ohio Revised Code, the undersigned, being all the Shareholders and Directors of OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation (the "Company"), do hereby take and adopt the following action in writing, without meeting:

RESOLVED, that the undersigned hereby authorize the execution of an Asset Purchase Agreement between the Company and Art's-Way Manufacturing Co., Inc. related to the sale of substantially all of the assets of the Company for the sum of $3,150,000, on such terms and conditions as the Chairman and/or the President of the Company shall approve. The Company authorizes either Paul L. Ernenwein, as President, or Thomas G. Belden, as Chairman, or any other officer of the Company to execute the final Asset Purchase Agreement and all other documents required to be executed in connection with the Asset Purchase Agreement, including, without limitation, the Warranty Deed and Bill of Sale, and hereby authorizes any one or more of such officers to take all actions as may be necessary in order to consummate such transaction.

This Joint Action by Written Consent may be executed in two or more identical counterparts and each may be delivered via electronic or facsimile transmission, but all of which when taken together shall constitute one and the same action.

SHAREHOLDERS:

James Howenstine, Trustee U/A (Catherine L. Howenstine Revocable Trust) dated 01/27/1981

Joseph G. Belden, Trustee of the Joseph G. Belden, Jr. Revocable Trust dated 06/05/1989

Daniel M. Belden, Jr., Trustee of The Julie B. Belden 2012 Irrevocable Trust dated December 3, 2012

William H. Belden, Jr., Trustee U/T/A (David C. Belden Irrevocable Grantor Trust No. 1) dated 06/09/2006

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989

Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989	Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993
Barbara B. McHugh	Phillip G. Belden
Mark P. Belden	Julia M. Belden
Robert F. Belden	Richard F. Belden, Jr.
Bruce C. Belden	Gregory G. Belden
Joan M. Belden	Peter B. Belden
William H. Belden III	Shannon L. Schuyler
Brian S. Belden	Paul B. Belden III
Andrea E. Ford	Molly B. Streb
Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005	

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

DIRECTORS:

John C. Belden

Thomas G. Belden

Phillip G. Belden [signature]

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

DIRECTORS:

John C. Belden

Thomas G. Belden

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989

Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Frederič N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Barbara B. McHugh

Mark P. Belden

Robert F. Belden

Bruce C. Belden

Joan M. Belden

William H. Belden III

Brian S. Belden

Andrea E. Ford

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

Frederic N. Alderman and Anne H.
Alderman, Co-Trustees of the Frederick N.
Alderman and Anne H. Alderman Lifetime
Revocable Trust dated 04/22/1993

Phillip G. Belden

Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Belden III

Molly B. Streb

Dick Belden

Joint Resolution 09-16-2013.pdf

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Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Belden III

Molly B. Streb

'. Belden,
. Remski and
)8/25/2005

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Barbara B. McHugh

Mark P. Belden

Robert F. Belden

Bruce C Belden

Bruce C. Belden

Joan M. Belden

William H. Belden III

Brian S. Belden

Andrea E. Ford

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

Frederic N. Alderman and Anne H.
Alderman, Co-Trustees of the Frederick N.
Alderman and Anne H. Alderman Lifetime
Revocable Trust dated 04/22/1993

Phillip G. Belden

Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Beiden III

Molly B. Streb

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Barbara B. McHugh

Mark P. Belden

Robert F. Belden

Bruce C. Belden

Joan M. Belden

William H. Belden III

Brian S. Belden

Andrea E. Ford

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

Frederic N. Alderman and Anne H.
Alderman, Co-Trustees of the Frederick N.
Alderman and Anne H. Alderman Lifetime
Revocable Trust dated 04/22/1993

Phillip G. Belden

Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Belden III

Molly B. Streb

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989

Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Barbara B. McHugh

Mark P. Belden

Robert F. Belden

Bruce C. Belden

Joan M. Belden

William H. Belden III

Brian S. Belden

Andrea E. Ford

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

Frederic N. Alderman and Anne H.
Alderman, Co-Trustees of the Frederick N.
Alderman and Anne H. Alderman Lifetime
Revocable Trust dated 04/22/1993

Phillip G. Belden

Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Belden III

Molly B. Streb

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989

Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989

Barbara B. McHugh

Mark P. Belden

Robert F. Belden

Bruce C. Belden

Joan M. Belden

William H. Belden III

Brian S. Belden

Andrea E. Ford

Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005

Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Phillip G. Belden

Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Belden III

Molly B. Streb

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Barbara B. McHugh

Mark P. Belden

Robert F. Belden

Bruce C. Belden

Joan M. Belden

William H. Belden III

Brian S. Belden

Andrea E. Ford

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

Frederic N. Alderman and Anne H.
Alderman, Co-Trustees of the Frederick N.
Alderman and Anne H. Alderman Lifetime
Revocable Trust dated 04/22/1993

Phillip G. Belden

Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Belden III

Molly B. Streb

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989

Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Barbara B. McHugh

Mark P. Belden

Robert F. Belden

Bruce C. Belden

Joan M. Belden

William H. Belden III

Brian S. Belden

Andrea E. Ford

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

Frederic N. Alderman and Anne H.
Alderman, Co-Trustees of the Frederick N.
Alderman and Anne H. Alderman Lifetime
Revocable Trust dated 04/22/1993

Phillip G. Belden

Julia M. Belden

Richard F. Belden, Jr.

Gregory G. Belden

Peter B. Belden

Shannon L. Schuyler

Paul B. Belden III

Molly B. Streb

John C. Belden, Trustee of the
John C. Belden Revocable Trust
dated 11/15/1989

Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993

Barbara B. McHugh

Phillip G. Belden

Mark P. Belden

Julia M. Belden

Robert F. Belden

Richard F. Belden, Jr.

Bruce C. Belden

Gregory G. Belden

Joan M. Belden

Peter B. Belden

William H. Belden III

Shannon L. Schuyler

Brian S. Belden

Paul B. Belden III

Andrea E. Ford

Molly B. Streb

Derek E. Remski and Ann P. Belden, Co-Trustees of the Derek E. Remski and Ann P. Belden Trust dated 08/25/2005

John C. Belden, Trustee of the John C. Belden Revocable Trust dated 11/15/1989	Frederic N. Alderman and Anne H. Alderman, Co-Trustees of the Frederick N. Alderman and Anne H. Alderman Lifetime Revocable Trust dated 04/22/1993
Barbara B. McHugh	Phillip G. Belden
Mark P. Belden	Julia M. Belden
Robert F. Belden	Richard F. Belden, Jr.
Bruce C. Belden	Gregory G. Belden
Joan M. Belden	Peter B. Belden
William H. Belden III	Shannon L. Schuyler
Brian S. Belden	Paul B. Belden III
Andrea E. Ford	Molly B. Streb

Derek E. Remski and Ann P. Belden,
Co-Trustees of the Derek E. Remski and
Ann P. Belden Trust dated 08/25/2005

DIRECTORS:

John C. Belden	Thomas G. Belden
William H. Belden, Jr.	James Howenstine
Daniel M. Belden, Jr.	Paul L. Ernenwein
Catherine L. Howenstine	Robert F. Belden

DIRECTORS:

John C. Belden	Thomas G. Belden
William H. Belden, Jr.	James Howenstine
Daniel M. Belden, Jr.	Paul L. Ernenwein
Catherine L. Howenstine	Robert F. Belden

DIRECTORS:

John C. Belden

Thomas G. Belden

William H. Belden, Jr.

James Howenstine

Daniel M. Belden, Jr.

Paul L. Ernenwein

Catherine L. Howenstine

Robert F. Belden

CERITIFCATE RE OFFICERS AND DIRECTORS

The undersigned officer of Ohio Metal Working Products Company hereby certifies that the officers and Directors identified on Exhibit A attached hereto are the current officers and Directors of Ohio Metal Working Products Company.

Executed this 30th day of September, 2013.

Thomas G. Belden, Chairman & Asst Sec

Thomas G. Belden, Chairman and Assistant Secretary

EXHIBIT A

ACTION BY WRITTEN CONSENT OF DIRECTORS

April 24, 2012

Pursuant to the authority contained in Section 1701.54 of the Ohio Revised Code, the undersigned, being all of the Directors of OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation, do hereby take and adopt the following action in writing, without meeting:

Election of Officers. The following named persons are hereby elected officers of the corporation, to serve until their successors are duly elected or designated:

Thomas G. Belden	-	Chairman of the Board and Assistant Secretary
Paul L. Ernenwein	-	President and Treasurer
Thomas N. Daiana	-	Vice President of Manufacturing
William H. Belden, Jr.		Vice President
James Howenstine	-	Secretary

John C. Belden

Thomas G. Belden

William H. Belden, Jr.

James Howenstine

Daniel M. Belden, Jr.

Paul L. Ernenwein

Catherine L. Howenstine
by James Howenstine POA

Robert F. Belden

UNITED STATES OF AMERICA
STATE OF OHIO
OFFICE OF THE SECRETARY OF STATE

I, Jon Husted, do hereby certify that I am the duly elected, qualified and present acting Secretary of State for the State of Ohio, and as such have custody of the records of Ohio and Foreign business entities; that said records show OHIO METAL WORKING PRODUCTS COMPANY, an Ohio corporation, Charter No. 233203, having its principal location in Canton, County of Stark, was incorporated on April 17, 1953 and is currently in GOOD STANDING upon the records of this office.

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 26th day of September, A.D. 2013.

Jon Husted

Ohio Secretary of State

Validation Number: 201326900252

2

Instr:201309300048421 09/30/2013
P:1 of 2 F:$32.00 1:58PM R/LE
Rick Campbell T20130045296
Stark County Recorder

RELEASE OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS that the undersigned, **ENERVEST ENERGY INSTITUTIONAL FUND XI-A, L.P.**, a Delaware limited partnership, **ENERVEST ENERGY INSTITUTIONAL FUND XI-WI, L.P.**, a Delaware limited partnership, and **CGAS PROPERTIES, L.P.**, a Delaware limited partnership, (collectively, "EnerVest"), all with an address of 300 Capitol Street, Suite 200, Charleston, West Virginia 25301, for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, receipt of which is hereby acknowledged, desires to quitclaim and release their interest in and to that certain Oil and Gas Lease dated July 24, 2007, from Ohio Metal Working Products Company, ("Lessor"), to Great Lakes Energy Partners, L.L.C., ("Lessee"), containing approximately 45 acres and recorded in the Office of the County Recorder of Stark County, Ohio as Instrument No. 200708240046726, ("Lease").

Therefore, EnerVest does hereby release, relinquish, surrender and quitclaim its interest in said Lease covering the following described lands:

> Lease No. RG341517438: The Lease being released contains 45 acres of land and is identified as Tax Parcel No. 0305772, located in Section 25 of Plain Township, Stark County, Ohio.

This Release of Oil and Gas Lease, effective as of September 19, 2013, is made by virtue of the authority to do so contained in said Lease.

WITNESS the following signatures this 20th day of September, 2013.

ENERVEST ENERGY INSTITUTIONAL FUND XI-A, L.P.,
ENERVEST ENERGY INSTITUTIONAL FUND XI-WI, L.P.,
Delaware limited partnerships
By: EnerVest, Ltd., the General Partner
By: EnerVest Management GP, L.C., its General Partner

By: ______________________ AH
Name: James D. McKinney
Title: Vice President, Utica Assets

Instr:201309300048421 09/30/2013
P:2 of 2 F:$32.00 1:58PM R/LE
Rick Campbell T20130045296
Stark County Recorder

CGAS PROPERTIES, L.P.,
a Delaware limited partnership
By: EVCG, GP, LLC, its General Partner

By: [signature]
Name: James D. McKinney
Title: Vice President, Utica Assets

STATE OF WEST VIRGINIA)
) §
COUNTY OF KANAWHA)

The foregoing instrument was acknowledged before me this 20th day of September, 2013 by James D. McKinney, as the Vice President, Utica Assets of EnerVest Management GP, L.C., as the General Partner of EnerVest, Ltd., as the General Partner of ENERVEST ENERGY INSTITUTIONAL FUND XI-A, L.P., and ENERVEST ENERGY INSTITUTIONAL FUND XI-WI, L.P., on behalf of the limited liability company.

My Commission Expires: July 3, 2016.

NOTARY PUBLIC OFFICIAL SEAL
JILL J. STUCKY
STATE OF WEST VIRGINIA
MY COMMISSION EXPIRES JULY 3, 2016
2 ESTILL DRIVE, CHARLESTON, WV 25314

[signature] Jill J. Stucky
Notary Public

STATE OF WEST VIRGINIA)
) §
COUNTY OF KANAWHA)

The foregoing instrument was acknowledged before me this 20th day of September, 2013 by James D. McKinney, as the Vice President, Utica Assets of EVCG, GP, L.L.C., the General Partner of CGAS PROPERTIES, L.P., on behalf of the limited liability company.

My Commission Expires: July 3, 2016.

NOTARY PUBLIC OFFICIAL SEAL
JILL J. STUCKY
STATE OF WEST VIRGINIA
MY COMMISSION EXPIRES JULY 3, 2016
2 ESTILL DRIVE, CHARLESTON, WV 25314

[signature] Jill J. Stucky
Notary Public

This instrument prepared by: EnerVest Operating, LLC, 300 Capitol Street, Ste. 200, Charleston WV 25301

Rick Campbell

Stark

CUSTOMER RECEIPT - RECORDING SERVICES

Receipt Number: T20130045296
Date/Time: 09/30/2013 13:58:21
Method Received: Walk-In

Customer Name : TAGGART LAW FIRM

Transaction Detail

Instrument Number	Instrument Type	# Pgs	Base Fee	Housing Trust Fund	Non-Std Pricing	Auditor Transfer Fee	Conveyance Fee	Cert. Copy	Copy	Total Copy Fee	Disposition	Subtotal
201309300048420	DEED	4	$22.00	$22.00	No	$0.00	$0.00	N	N	$ 0.00	ORIGINAL RETUI	$44.00
Grantor Name:	OHIO METAL WORKING PRODUCTS COMPANY,				**Grantee Name:**	OHIO METAL WORKING PRODUCTS/ARTS WAY INC,						
201309300048421	LEASE RELEASE	2	$16.00	$16.00	No	$0.00	$0.00	N	N	$ 0.00	ORIGINAL RETUI	$32.00
Grantor Name:	ENERVEST ENERGY INSTITUTIONAL FUND XI-A L				**Grantee Name:**	OHIO METAL WORKING PRODUCTS COMPANY,						

AMOUNT DUE: **$76.00**

Payment Information

Method of Payment	Payment Control ID	Authorized Agent	Amount
Scan Check	011400		$76.00

AMOUNT PAID: **$76.00**
LESS AMOUNT DUE: $76.00
CHANGE RECEIVED: **$0.00**

Stark County Office Bldg.*110 Central Plaza S.*Canton, Ohio 44702*(330)451-7443

Computation of Purchase

Purchase by Ohio Metal Working Products/Art's-Way

Of Assets of Ohio Metal Working Products Company

September 30, 2013

Purchase Price Per Asset Purchase Agreement	$3,150,000.00
Customer Deposits	0
Inventory Adjustment	33,434.23
Vacation Pay Adjustment	0
Total Purchase Price	$3,183,434.23

*The foregoing does not include adjustments and amounts set forth in the HUD-1

Agreed to:

Seller:

Ohio Metal Working Products Company

By: Thomas S. Belden, CHAIRMAN

Buyer:

Ohio Metal Working Products/Art's-Way, Inc.

By: Edward McConnell